Exhibit 2.10

OMNIBUS AMENDMENT TO

ASSET PURCHASE AGREEMENT

AND OTHER DOCUMENTS DELIVERED

IN CONNECTION WITH THE TRANSACTIONS DESCRIBED THEREIN

THIS OMNIBUS AMENDMENT TO ASSET PURCHASE AGREEMENT AND OTHER DOCUMENTS DELIVERED IN CONNECTION WITH THE TRANSACTIONS DESCRIBED THEREIN (this “Omnibus Amendment”), dated as of April 15, 2004, but effective as of April 1, 2004, is made and entered into by and among StarCare Medical Group, Inc. d/b/a Gateway Medical Group, Inc., a California professional corporation (“StarCare”), Pinnacle Health Resources, a California corporation (“Pinnacle”), APAC Medical Group, a California professional corporation (“APAC”), Prospect Medical Group, Inc., a California professional corporation (“PMG”), Prospect Professional Medical Group, Inc., a California professional corporation (“Prospect ProCare”), Prospect NWOC Medical Group, Inc., a California professional corporation (“Prospect NWOC”), Primary and Multi-Specialty Clinics of Anaheim, Inc., a California professional corporation (“Buyer”), and Clyde J. Dos Santos, M.D., Narindar Singh, M.D., John Bijoy, M.D., Bertrand De Silva, M.D., Anooshiravan Hami, M.D., Harinder Gogia, M.D., and Harmohinder Gogia, M.D., as shareholders of Buyer (“Shareholders”).

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

A.                                   StarCare, Pinnacle, Buyer and Shareholders are all parties to that certain Asset Purchase Agreement dated as of March 31, 2004, but effective April 1, 2004 (the “Purchase Agreement”).

B.                                     StarCare, Pinnacle, Buyer, Shareholders, and in certain cases, APAC, PMG, Prospect ProCare and Prospect NWOC, entered into certain other documents contemplated by Purchase Agreement contemporaneously with the execution of the Purchase Agreement, including but not limited to, those documents set forth on Exhibit A thereto (collectively, the “Transaction Documents”).

C.                                     It has come to the attention of the parties that the name of Buyer on all the Transaction Documents is erroneously referred to as Primary and Multi-Specialty Medical Clinics of Anaheim, Inc., instead of Primary and Multi-Specialty Clinics of Anaheim, Inc.

D.                                    The parties now desire to amend the Transaction Documents, effective as of April 1, 2004, to reflect that the name of the Buyer is Primary and Multi-Specialty Clinics of Anaheim, Inc.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Each and every reference in the Transaction Documents to “Primary and Multi-Specialty Medical Clinics of Anaheim, Inc.”, is replaced with the following: “Primary and Multi-Specialty Clinics of Anaheim, Inc.”.

2.                                       Except as amended by the provisions of Section 1 above to correct the name of Buyer, all terms and conditions set forth in the Transaction Documents shall remain unmodified and in full force and effect.

3.                                       This Omnibus Amendment may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

[Remainder of Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Omnibus Agreement effective April 1, 2004.

“STARCARE”

STARCARE MEDICAL GROUP, INC.

By:	/s/ Jacob Y. Terner, M.D.
Jacob Y. Terner, M.D.,
Chief Executive Officer

“PINNACLE”

PINNACLE HEALTH RESOURCES

By:	/s/ Jacob Y. Terner, M.D.
Jacob Y. Terner, M.D.,
Chief Executive Officer

“APAC”

APAC MEDICAL GROUP, INC.

By:	/s/ Jacob Y. Terner, M.D.
Jacob Y. Terner, M.D.,
Chief Executive Officer

“PMG”

PROSPECT MEDICAL GROUP, INC.

By:	/s/ Jacob Y. Terner, M.D.
Jacob Y. Terner, M.D.,
Chief Executive Officer

“PROSPECT PROCARE”

PROSPECT PROFESSIONAL CARE MEDICAL GROUP, INC.

By:	/s/ Jacob Y. Terner, M.D.
Jacob Y. Terner, M.D.,
Chief Executive Officer

“PROSPECT NWOC”

PROSPECT NWOC MEDICAL GROUP, INC.

By:	/s/ Jacob Y. Terner, M.D.
Jacob Y. Terner, M.D.,
Chief Executive Officer

“BUYER”

PRIMARY AND MULTI-SPECIALTY CLINICS OF ANAHEIM, INC.

By:	/s/ Harmohinder Gogia, M.D.
Harmohinder Gogia, M.D.,
President

“SHAREHOLDERS”

/s/ Clyde J. Dos Santos, M.D.
Clyde J. Dos Santos, M.D.

/s/ Narindar Singh, M.D.
Narindar Singh, M.D.

/s/ John Bijoy, M.D.
John Bijoy, M.D.

/s/ Bertrand De Silva, M.D.
Bertrand De Silva, M.D.

/s/ Anooshiravan Hami, M.D.
Anooshiravan Hami, M.D.

/s/ Harinder Gogia, M.D.
Harinder Gogia, M.D.

/s/ Harmohinder Gogia, M.D.
Harmohinder Gogia, M.D.

EXHIBIT A

1.                                       Asset Purchase Agreement, dated as of March 31, 2004, but effective April 1, 2004, by and among StarCare, Pinnacle, and the Shareholders

2.                                       Purchase Price Note, dated as of March 31, 2004, but effective April 1, 2004, executed by Buyer

3.                                       Security Agreement, dated as of March 31, 2004, but effective April 1, 2004, executed by Buyer, as debtor, and StarCare, as secured party

4.                                       Guaranty (Buyer’s obligations under the Purchase Price Note), dated as of March 31, 2004, but effective April 1, 2004, executed by the Shareholders

5.                                       Additional Consideration Note, dated as of March 31, 2004, but effective April 1, 2004, executed by Buyer

6.                                       Guaranty (Buyer’s obligations under the Additional Consideration Note) dated as of March 31, 2004, but effective April 1, 2004, executed by the Shareholders

7.                                       PTO Note, dated as of March 31, 2004, but effective April 1, 2004, executed by Buyer

8.                                       Guaranty (Buyer’s obligations under the PTO Note), dated as of March 31, 2004, but effective April 1, 2004, executed by the Shareholders

9.                                       Exclusive Primary Care Physician Services Agreement (Buyer/StarCare Provider Agreement), dated as of March 31, 2004, but effective April 1, 2004, between StarCare and APAC, as Contractor, and Buyer, as Primary Care Physician PC

10.                                 Exclusive Primary Care Physician Services Agreement (Buyer/Prospect Provider Agreement), dated as of March 31, 2004, but effective April 1, 2004, between Prospect ProCare, Prospect NWOC and PMG, as Contractor, and Buyer, as Primary Care Physician PC

11.                                 Specialty Physician Services Agreement (Buyer/StarCare Specialty Provider Agreement), dated as of March 31, 2004, but effective April 1, 2004, between StarCare and APAC, as Contractor, and Buyer, as Specialist Physician PC

12.                                 Bill of Sale/Assignment and Assumption, dated as of March 31, 2004, but effective April 1, 2004, executed by StarCare, as seller and assignor, and Buyer, as buyer and assignee

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13.                                 Sublease (Suite 230 at 500 S. Anaheim Hills Rd, Anaheim Hills, CA), dated as of March 31, 2004, but effective April 1, 2004, executed by StarCare, as Sublessor and Buyer, as Sublessee

14.                                 Sublease (710 N. Euclid, Anaheim, CA) dated as of March 31, 2004, but effective April 1, 2004, executed by StarCare, as Sublessor and Buyer, as Sublessee

15.                                 Sublease (1303 North Euclid, Anaheim, CA) dated as of March 31, 2004, but effective April 1, 2004, executed by StarCare, as Sublessor and Buyer, as Sublessee

16.                                 Sublease (storage space at 15330 Valley View Ave., Ste. 1, La Mirada, CA), dated as of March 31, 2004, but effective April 1, 2004, executed by StarCare, as Sublessor and Buyer, as Sublessee

17.                                 Guaranty (Buyer’s obligations under the Subleases) dated as of March 31, 2004, but effective April 1, 2004, executed by the Shareholders

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